                                                                     EXHIBIT 5.1


                               RIORDAN & McKINZIE
                         A PROFESSIONAL LAW CORPORATION

                       695 TOWN CENTER DRIVE, SUITE 1500
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 433-2900


                                October 30, 1998

                                                                       9-098-001
IXC Communications, Inc.
1122 Capital of Texas Highway South
Austin, Texas 78746

Ladies and Gentlemen:

     You have requested our opinion with respect to the 3,200,000 shares (the "Shares") of common stock (the "Common Stock") of IXC Communications, Inc., a Delaware corporation (the "Company"), 3,150,000 of which are available to be issued upon the exercise of stock options or the purchase of restricted stock under the Company's 1998 Stock Plan (the "1998 Plan") and 50,000 of which are available to be issued under the Company's Outside Directors' Phantom Stock Plan 1998 Restatement (the "Phantom Plan" and with the 1998 Plan, the "Plans").

     The Shares are the subject of a Registration Statement on Form S-8 (the "Registration Statement"), to which this opinion is attached as an exhibit which is being filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     We have examined (i) the Company's Certificate of Incorporation, as amended and restated and currently in effect, (ii) the Company's Bylaws, as amended to date, (iii) the Plans, (iv) the Registration Statement and (v) the originals or copies, certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have also examined the records of corporate proceedings taken in connection with the adoption, amendment, restatement and/or administration of each of the Plans, as applicable.

     Based upon the foregoing examinations and subject to compliance with the applicable state securities and "blue sky" laws, we are of the opinion that (i) the 3,150,000 shares of Common Stock, when offered, sold and paid for pursuant to the exercise of stock options or the purchase of restricted stock pursuant to the 1998 Plan, will be duly authorized, validly issued, fully paid and non-assessable and (ii) the 50,000 shares of Common Stock, when offered and sold pursuant to the terms of the Phantom Plan, will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ RIORDAN & MCKINZIE